Exhibit 10.1

CLECO CORPORATION
EXECUTIVE SEVERANCE PLAN
(As amended and restated)

AMENDMENT NO. 1

Whereas, Cleco Corporation, a corporation organized and existing under the laws of the State of Louisiana (the “Company”), maintains the Executive Severance Plan, which plan is intended to be a welfare benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (the “Plan”);
Whereas, the Compensation Committee of the Company’s Board of Directors now desires to amend the Plan for the purpose of facilitating the payment of severance thereunder, and Section 7.3 of the Plan permits such amendment;
Now, Therefore, subject to any notice requirement under the Plan, Section 2.11 of the Plan shall be amended and restated as follows:
“2.11    “Good Reason” means that: (a) a Covered Executive’s Base Compensation in effect immediately before the commencement of a Change in Control Period is materially reduced, or there is a material reduction or termination of such executive’s rights to any employee benefit in effect immediately prior to such period; (b) a Covered Executive’s authority, duties or responsibilities are materially reduced from  those in effect immediately before the commencement of a Change in Control Period (it being understood that in no event shall a Covered Executive’s authority, duties or responsibilities be deemed to be reduced as a consequence of or related to the Company ceasing to be a publicly listed company); (c) a Covered Executive is required to be away from his or her office in the course of discharging his or her duties and responsibilities significantly more than was required before the commencement of a Change in Control Period; or (d) a Covered Executive is required to transfer to an office or business location that is more than 60 miles from the primary location to which he or she was assigned prior to the commencement of a Change in Control Period. No event or condition shall constitute Good Reason hereunder unless: (i) a Covered Executive provides to the Committee written notice of his or her objection to such event not later than 60 days after such executive first learns, or should have learned, of such event; (ii) such event is not corrected by the Company promptly after receipt of such notice, but in no event more than 30 days after receipt thereof; and (iii) such executive Separates From Service not more than 15 days following the expiration of the 30-day period described in clause (ii) hereof. One or more members of the Committee, as constituted immediately prior to the commencement of a Change in Control Period, shall determine whether any Separation From Service is on account of Good Reason as defined herein.
This Amendment No. 1 has been duly adopted by the Board of Directors of Cleco Corporation, to be effective 30 days following any notice requirement under the Plan.

Cleco Corporation

By: /s/ Judy P. Miller

Date: October 21, 2014